Exhibit 99.1

CytoDyn Completes Acquisition of ProstaGene and Names Dr. Richard G. Pestell to Board of Directors

VANCOUVER, Washington (November 19, 2018), CytoDyn Inc. (OTC.QB: CYDY), a biotechnology company developing a novel humanized CCR5 monoclonal antibody for multiple therapeutic indications, announces that on Friday November 16, 2018 it completed the previously announced acquisition of privately held ProstaGene, LLC. Concurrently, Richard G. Pestell, M.D., Ph.D., M.B.A., F.A.C.P., F.R.A.C.P., founder and former Chief Executive Officer of ProstaGene, has been appointed to the CytoDyn board of directors and named Chief Medical Officer with responsibility for leading all PRO 140 (leronlimab) programs in non-HIV indications. Dr. Pestell has served as the Company’s Interim Chief Medical Officer since August 2018.

“Richard is a driving force in CCR5 antagonist research and we gain significant expertise and intellectual property with this acquisition that advances the development of PRO 140 as a novel cancer metastasis therapeutic,” said Anthony D. Caracciolo, CytoDyn’s Chairman. “We are privileged to have Richard join CytoDyn to expand our executive and scientific team, and we enthusiastically welcome him as the newest member of our board of directors.”

Under the terms of the definitive agreement, CytoDyn acquired substantially all of the assets of ProstaGene, including the transfer or assignment of certain intellectual property rights held by ProstaGene and Dr. Pestell. The aggregate transaction consideration consisted of 27,000,000 shares of CytoDyn common stock. One-fifth of the stock consideration is being held back for distribution over an 18-month escrow period, to the extent not needed to satisfy indemnity claims. Approximately one-half of the stock consideration otherwise distributable to Dr. Pestell (approximately 8.3 million shares) is restricted and subject to vesting and forfeiture upon certain events over a three-year period. The total transaction value, based on the $0.5696 closing share price for CytoDyn common stock on November 15, 2018, was approximately $15.4 million.

CytoDyn has announced plans to aggressively develop PRO 140 as a therapeutic for metastatic cancers, and previously reported the submission of an investigational new drug (IND) application to the U.S. Food and Drug Administration (FDA) to conduct a Phase 1b/2 clinical trial with PRO 140 as a therapy for patients with metastatic triple-negative breast cancer.

About Dr. Richard Pestell

Dr. Pestell has received significant national and international awards for both clinical care and cancer research. He has directed two National Cancer Institute (NCI)-Designated Cancer Centers, and has served on the advisory board of seven NCI cancer centers and several international research centers. Dr. Pestell will continue to serve as President of the Pennsylvania Cancer and Regenerative Medicine Research Center, part of the Baruch S. Blumberg Institute, a position he has held since January 2017. From 2005 to December 2016, he held several positions at Thomas Jefferson University in Philadelphia, including Director of the Sidney Kimmel Cancer Center, Executive Vice President, Special Advisor to President for Innovation and Professor with Tenure. He previously served as Chairman of the Department of Oncology, Director of the Lombardi Comprehensive Cancer Center and tenured Professor at Georgetown University in Washington, D.C.

Dr. Pestell received his M.B.B.S. from the University of Western Australia, his M.D. and Ph.D. from the University of Melbourne and completed postdoctoral clinical and research fellowships at the Massachusetts General Hospital and Harvard Medical School. He received his Executive MBA from the Stern School of Business of New York University.

About PRO 140

PRO 140 is a humanized IgG4 monoclonal antibody that blocks CCR5, a cellular receptor that plays multiple roles with implications in HIV infection, tumor metastasis, and immune signaling.

In the setting of HIV/AIDS, PRO 140 belongs to a new class of therapeutics called viral-entry inhibitors; it masks CCR5, thus protecting healthy T cells from viral infection by blocking the predominant HIV (R5) subtype from entering those cells. At the same time, PRO 140 does not appear to interfere with the normal function of CCR5 in mediating immune responses. PRO 140 has been the subject of seven clinical trials, each demonstrating efficacy by significantly reducing or controlling HIV viral load in human test subjects. PRO 140 has been designated a “fast track” product by the FDA. The PRO 140 antibody appears to be a powerful antiviral agent leading to potentially fewer side effects and less frequent dosing requirements compared with daily drug therapies currently in use.

In the setting of cancer, research has shown that CCR5 plays a central role in tumor invasion and metastasis and that increased CCR5 expression is an indicator of disease status in several cancers. Moreover, researchers have shown that drugs that block CCR5 can block tumor metastases in laboratory and animal models of aggressive breast and prostate cancer. CytoDyn is conducting additional research with PRO 140 in the cancer setting and plans to initiate Phase 2 human clinical trials when appropriate.

The CCR5 receptor also plays a central role in modulating immune cell trafficking to sites of inflammation and it is crucial for the development of acute graft-versus-host disease (GvHD) and other inflammatory conditions. Clinical studies by others have shown that blocking CCR5 using a chemical inhibitor can reduce the clinical impact of acute GvHD without significantly affecting the engraftment of transplanted bone marrow stem cells. CytoDyn is currently conducting a Phase 2 clinical study with PRO 140 to further support the concept that the CCR5 receptor on engrafted cells is critical for the development of acute GvHD and that blocking this receptor from recognizing certain immune signaling molecules is a viable approach to mitigating acute GvHD. The FDA has granted orphan drug designation to PRO 140 for the prevention of graft-versus-host disease (GvHD).

About CytoDyn

CytoDyn is a biotechnology company developing innovative treatments for multiple therapeutic indications based on PRO 140 (leronlimab), a novel humanized monoclonal antibody targeting the CCR5 receptor. CCR5 plays a key role in the ability of HIV to enter and infect healthy T-cells. The CCR5 receptor is also implicated in tumor metastasis and in immune-mediated illnesses such as graft-vs-host disease (GvHD) and NASH. CytoDyn has successfully completed a Phase 3 pivotal trial with PRO 140 in combination with standard anti-retroviral therapies in HIV-infected treatment-experienced patients. The Company plans to seek FDA approval for PRO 140 in combination therapy and plans to complete the filing of a Biological License Application (BLA) in the first quarter of 2019 for that indication. CytoDyn is also conducting a Phase 3 investigative trial with PRO 140 as a once-weekly monotherapy for HIV-infected patients, and plans to initiate a registration-directed study of PRO 140 monotherapy indication, which if successful, could support a label extension. Clinical results to date from multiple trials have shown that PRO 140 can significantly reduce viral burden in people infected with HIV with no reported drug-related serious adverse events (SAEs). Moreover, results from a Phase 2b clinical trial demonstrated that PRO 140 monotherapy can prevent viral escape in HIV-infected patients, with some patients on PRO 140 monotherapy remaining virally suppressed for more than four years. CytoDyn is also conducting a Phase 2 trial to evaluate PRO 140 for the prevention of GvHD and expects to initiate clinical trials with PRO 140 in metastatic triple-negative breast cancer in 2018. More information is at www.cytodyn.com.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict, including statements regarding future benefits arising from its acquisition of ProstaGene, expectations of PRO 140’s efficacy in certain cancer indications, the Company’s clinical focus, and the Company’s current and proposed trials. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as

“believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The Company’s forward-looking statements are not guarantees of performance and actual results could differ materially from those contained in or expressed by such statements. In evaluating all such statements, the Company urges investors to specifically consider the various risk factors identified in the Company’s Form 10-K for the fiscal year ended May 31, 2018 in the section titled “Risk Factors” in Part I, Item 1A, and in our Form 10-Q for the quarterly period ended August 31, 2018 in the section titled “Risk Factors” in Part II, Item 1A, any of which could cause actual results to differ materially from those indicated by the Company’s forward-looking statements.

The Company’s forward-looking statements reflect its current views with respect to future events and are based on currently available financial, economic, scientific, and competitive data and information on current business plans. Investors should not place undue reliance on the Company’s forward-looking statements, which are subject to risks and uncertainties relating to, among other things: (i) the sufficiency of the Company’s cash position and the Company’s ongoing ability to raise additional capital to fund its operations, (ii) the Company’s ability to complete its Phase 2b/3 pivotal combination therapy trial for PRO 140 (CD02) and to meet the FDA’s requirements with respect to safety and efficacy to support the filing of a Biologics License Application, (iii) the Company’s ability to meet its debt obligations, if any, (iv) the Company’s ability to identify patients to enroll in its clinical trials in a timely fashion, (v) the Company’s ability to achieve approval of a marketable product, (vi) design, implementation and conduct of clinical trials, (vii) the results of the Company’s clinical trials, including the possibility of unfavorable clinical trial results, (viii) the market for, and marketability of, any product that is approved, (ix) the existence or development of vaccines, drugs, or other treatments for infection with HIV that are viewed by medical professionals or patients as superior to the Company’s products, (x) regulatory initiatives, compliance with governmental regulations and the regulatory approval process, (xi) general economic and business conditions, (xii) changes in foreign, political, and social conditions, and (xiii) various other matters, many of which are beyond the Company’s control. Should one or more of these risks or uncertainties develop, or should underlying assumptions prove to be incorrect, actual results may vary materially and adversely from those anticipated, believed, estimated, or otherwise indicated by the Company’s forward-looking statements.

The Company intends that all forward-looking statements made in this press release will be subject to the safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, to the extent applicable. Except as required by law, the Company does not undertake any responsibility to update these forward-looking statements to take into account events or circumstances that occur after the date of this press release. Additionally, the Company does not undertake any responsibility to update investors upon the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

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